Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SUPPLEMENT NO. 4, DATED JULY 28, 2015,
TO THE PROSPECTUS, DATED APRIL 28, 2015

This prospectus supplement, or this Supplement No. 4, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated April 28, 2015, or the Prospectus. This Supplement No. 4 supersedes and replaces all previous supplements and modifies, supersedes and replaces certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 4 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 4 are to, among other things:

•	update operating information;
•	update disclosure on the cover page;
•	update disclosure in the cautionary note regarding forward-looking statements;
•	update disclosure in the prospectus summary;
•	update disclosure relating to risk factors;
•	update disclosure relating to the business and market overview;
•	update disclosure relating to management and management compensation;
•	update disclosure relating to investment objectives and criteria;
•	update disclosure relating to management’s discussion and analysis of financial condition and results of operation;
•	update disclosure relating to description of real estate investments;
•	update disclosure relating to experts;
•	update disclosure relating to incorporation by reference; and
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock and we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Thus, since September 12, 2014, we have been accepting subscriptions from residents of all states.

We will continue to offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Pending Acquisitions

During June 2015, we entered into a series of agreements, which we refer to collectively as the Pending Acquisitions, to acquire an aggregate of 44 hotels from three different independent parties for an aggregate contract purchase price of $743.9 million. We expect to complete the Pending Acquisitions in seven separate closings, which are scheduled to occur during the third quarter of 2015, the fourth quarter of 2015 and the first quarter of 2016. As of July 28, 2015, we have made approximately $73.1 million in deposits with respect to the Pending Acquisitions funded with proceeds from this offering, and we expect to fund the remaining consideration, all of which is due at the applicable closing, with a combination of proceeds from this offering and mortgage debt financing.

We have secured a commitment for up to $450.0 million in additional mortgage debt secured by the Pending Portfolios. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. Our failure to raise sufficient proceeds from this offering or obtain such mortgage financing, pursuant to the commitment or otherwise, in the amount required to complete the Pending Acquisitions could cause us to default under the related agreements. There also can be no assurance with respect to whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all.

Shares Currently Available for Sale

As of July 15, 2015, there were approximately 26.0 million shares of our common stock outstanding. As of July 15, 2015, there were approximately 54.4 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On February 3, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to holders of record in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The following table shows the sources for the payment of distributions to common stockholders for the three months ended March 31, 2015 (in thousands).

	Three Months Ended March 31,
	2015
Distributions:
Distributions paid in cash directly to stockholders	$2,407
Distributions reinvested in common stock issued under the DRIP	2,195
Total distributions	$4,602
Source of distribution coverage:
Cash flows provided by operations	$—	—%
Offering proceeds from issuance of common stock	2,407	52.3%
Offering proceeds reinvested in common stock issued under DRIP	2,195	47.7%
Total sources of distributions	$4,602	100.0%
Cash flows provided by (used in) operations (GAAP)	$(31,679)
Net loss (GAAP)	$(39,976)

The following table compares cumulative distributions paid to cumulative net income and cash flow from operations (each as calculated in accordance with GAAP) and funds from operations, or FFO, for the period from July 25, 2013 (date of inception) through March 31, 2015 (in thousands):

For the Period from July 25, 2013 (date of inception) to March 31, 2015
Distributions paid:
Common stockholders in cash and reinvested in DRIP	$8,072
Total distributions paid	$8,072
Reconciliation of net loss:
Revenues	$89,697
Acquisition and transaction related	(48,167)
Depreciation and amortization	(9,867)
Other operating expenses	(64,118)
Other non-operating expenses	(20,585)
Income tax	(1,783)
Net loss (GAAP)	$(54,823)
Cash flows used in operations (GAAP)	$(41,330)
Reconciliation of FFO:
Net loss (GAAP)	$(54,823)
Depreciation and amortization	9,867
Depreciation and amortization of unconsolidated entities	454
FFO	$(44,502)

For the period from our inception, on July 25, 2013, through March 31, 2015, cash flows provided by operations, calculated in accordance with GAAP, did not cover any of our distributions. As shown in the table above, we funded distributions with proceeds from our offering, including distributions that were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, we have not generated positive FFO.

Compensation Paid to Sponsor and its Affiliates

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, during the three months ended March 31, 2015 (in thousands). During the period from our inception on July 25, 2013 through March 31, 2015, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, was $105.9 million as set forth in more detail below. In addition, as of March 31, 2015, $12.1 million was accrued and unpaid. There have been no fees incurred that were forgiven by our sponsor or its affiliates as of March 31, 2015.

	Incurred for Three Months Ended March 31, 2015	Incurred from Period from July 25, 2013 (inception) through March 31, 2015	Payable as of March 31, 2015
Commissions and fees from our dealer manager	$15,530	$39,629	$432
Compensation and reimbursement and expenses for services provided by our advisor and its affiliates	5,409	9,968	5,540
Acquisition fees to our advisor	28,930	30,528	—
Financing coordination fees from our advisor	11,835	12,650	—
Management fees and reimbursable expenses to our property manager and sub-property manager	1,950	7,236	1,607
Transaction fees and expenses to our dealer manager and RCS Advisory Services, LLC	—	5,270	4,520
Advisory and investment banking fee to our dealer manager	115	575	—
Total	$63,769	$105,856	$12,099

PROSPECTUS UPDATES

Cover Page

The following disclosure hereby replaces the second bullet on the cover page of the Prospectus.

“•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of a portfolio of 116 hotel assets, or the Grace Portfolio, and to pay closing consideration under a series of agreements, which we refer to collectively as the Pending Acquisitions, we entered into in June 2015 to acquire three independent portfolios comprising an aggregate of 44 additional hotels, which we refer to collectively as the Pending Portfolios, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

Investor Suitability Standards

The following disclosure replaces in its entirety the suitability standard for “Nebraska” on page ii of the Prospectus.

“Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s aggregate investment in us and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.”

Cautionary Note Regarding Forward-Looking Statements

The following disclosure hereby replaces in its entirety the disclosure on pages vi and vii of the Prospectus.

““Hampton Inn,” “Hampton Hotels,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites,” “Hilton Garden Inn,” “Hilton” and “DoubleTree” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with our company or its affiliates, or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hilton of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Westin” and “Aloft” are each a registered trademark of Starwood Hotels & Resorts Worldwide or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Starwood is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Starwood’s relationship with our company or its affiliates, or otherwise. Starwood is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Starwood has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Starwood of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Starwood has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with our company and its affiliates or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to our company shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hyatt Place” and “Hyatt House” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hyatt’s relationship with our company or its affiliates, or otherwise. Hyatt is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hyatt has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hyatt of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Staybridge Suites,” “Holiday Inn” and “Holiday Inn Express” are each a registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Intercontinental” mean Intercontinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Intercontinental is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Intercontinental’s relationship with our company or its affiliates, or otherwise. Intercontinental is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Intercontinental has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Intercontinental of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Intercontinental has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.”

Prospectus Summary

The following disclosure hereby replaces the disclosure under the heading “How many real estate investments do you currently own and in what type of assets do you expect to invest?” on page 3 of the Prospectus.

“On March 21, 2014, we acquired fee simple, leasehold or joint venture interests in six hotels, or the Barceló Portfolio, for an aggregate contract purchase price of $110.1 million, exclusive of closing costs. On February 27, 2015, we acquired the Grace Portfolio. The aggregate contract purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs. During June 2015, we entered into a series of agreements, which we refer to collectively as the Pending Acquisitions, to acquire an aggregate of 44 hotels, which we refer to collectively as the Pending Portfolios, from three different independent parties for an aggregate contract purchase price of $743.9 million. The Pending Portfolios are expected to be purchased in seven separate closings, which are scheduled to occur during the third quarter of 2015, the fourth quarter of 2015 and the first quarter of 2016, although we have certain rights to postpone all but one of the closings. Through July 28, 2015, we have made approximately $73.1 million in deposits related to the Pending Acquisitions funded with proceeds from this offering, and we expect to fund the remaining consideration, all of which is due at the applicable closing, with a combination of proceeds from this offering and mortgage debt financing.

We have acquired and intend to continue acquiring lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. Extended-stay hotels generally offer high-quality, residential style lodging with an extensive package of services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our properties will be associated. We may, in the future, continue to acquire additional hotels located throughout the United States. We may also acquire additional hotels in Canada.

The hotels in our existing portfolio are located in 32 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 14,925 rooms. The hotels in the Pending Portfolios are located in 18 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 5,271 rooms.

See “Description of Real Estate Investments” for detailed information.”

The following disclosure hereby replaces the third sentence under the heading “What is the experience of your sponsor?” on page 3 of the Prospectus.

“Our sponsor wholly owns our advisor and is the owner, directly or indirectly, of 95% of our property manager and 60% of our sub-property manager.”

The following disclosure hereby replaces the second sentence under the heading “Who are your property manager and your sub-property manager and what are their responsibilities?” on page 4 of the Prospectus.

“The parent of our sponsor, AR Capital, LLC, indirectly owns 95% of the membership interests in our property manager and Mr. Mehlman, our chief executive officer, directly owns the other 5% of the membership interests in our property manager. The parent of our sponsor, AR Capital, LLC, directly owns 60% of the membership interests in Crestline Hotels & Resorts, LLC, or our sub-property manager, and Barceló Crestline Corporation, the former owner of the Barceló Portfolio, directly owns 40% of the membership interests.”

The following disclosure hereby replaces the second bullet under the heading “Are there any risks involved in an investment in your shares?” on page 4 of the Prospectus.

“•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of the Grace Portfolio, and to pay closing consideration in connection with the Pending Acquisitions, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

The following disclosure hereby replaces the final sentence under the heading “Do you use leverage?” on page 6 of the Prospectus.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur up to $450.0 million in additional mortgage debt secured by all 44 hotels expected to be acquired in the Pending Acquisitions, or the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit.”

Management Compensation

The first sentence under the heading “Determination of Amount” with respect to the Asset Management Subordinated Deferred Participation — Our Advisor on pages 17 and 125 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, per share NAV.”

Risk Factors

The following risk factor replaces in its entirety the risk factor under the heading “We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time” beginning on page 32 of the Prospectus and cross-references to the risk factor replaced on pages 34 and 79 of the Prospectus, are also hereby updated.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for an indeterminate period of time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition, we have used an aggregate of $128.4 million of offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemptions of the Grace Preferred Equity Interests of $60.0 million. Following these mandatory redemptions, approximately $387.1 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35.0% of offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from this offering to pay interest, principal and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. See “— Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt may limit our ability to pay distributions from offering proceeds or acquire additional properties, including to pay the costs of deposits and closing consideration in connection with the Pending Acquisitions in the aggregate of $743.9 million in cash, subject to closing prorations and adjustments. See “Description of Real Estate Investments — Pending Acquisitions.” Moreover, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.”

The following risk factor replaces in its entirety the risk factor under the heading “Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions” on page 33 of the Prospectus.

“Since our inception, all of our distributions have been paid from proceeds of this offering. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the three months ended March 31, 2015, we paid distributions of $3.5 million and $4.6 million, respectively, all of which were funded from proceeds of this offering, including proceeds of this offering which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from proceeds of this offering.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

We anticipate that as we realize the expected benefits of the Grace Portfolio our cash flow from operations will fund distributions, but there can be no assurance we will be able to generate sufficient cash flow from operations to do so. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including proceeds from this offering.

Using proceeds from this offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may continue not to generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the proceeds from this offering, although we currently intend to use substantial proceeds from this offering to reduce our borrowings and to pay closing consideration in connection with the Pending Acquisitions, which could limit our ability to pay distribution from proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment in our common stock.”

The following risk factor replaces in its entirety the risk factor under the heading “We may not be successful in integrating and operating the Grace Portfolio.” beginning on page 34 of the Prospectus and a cross-reference to the risk factor replaced on page 34 is also hereby updated.

“We may not be successful in integrating and operating the hotels we have acquired and any other hotels we may acquire in the future.

We acquired the Grace Portfolio in February 2015. We have entered into agreements to acquire the Pending Portfolios. We may, in the future, acquire, or enter into agreements to acquire, additional hotels. There are many challenges related to our achieving the expected benefits associated with integrating and operating the hotels we have acquired, and any other hotels we may acquire in the future, including the following:

•	we may be unable to successfully maintain consistent standards, controls, policies and procedures;
•	the integration of the hotels we have acquired and any other hotels we may acquire in the future may disrupt our ongoing operations or the ongoing operations of those hotels, and our management’s attention may be diverted away from other business concerns;
•	the hotels we have acquired and any other hotels we may acquire in the future may fail to perform as expected and market conditions may result in lower than expected occupancy and room rates;
•	we may spend more than budgeted amounts to make necessary improvements or renovations to the hotels we have acquired and any other hotels we may acquire in the future;
•	some of the hotels we have acquired are, and some hotels we acquire in the future may be, located in unfamiliar markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures; and
•	the hotels we have acquired and any other hotels we may acquire in the future may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities.

Failure to realize the expected benefits of the acquisition of the Grace Portfolio, the Pending Portfolios and any future acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.”

The following risk factor replaces in its entirety the risk factor under the heading “To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness” beginning on page 35 of the Prospectus.

“To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio. We also expect to enter into new long-term franchise agreements for each hotel acquired in connection with Pending Acquisitions, and these agreements are also expected to include PIPs.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness.

Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

In connection with the Pending Acquisitions, the amount of required PIP deposits is also expected to be substantial.

In connection with any future revisions to our franchise or hotel management agreements with respect to hotels we have acquired or may acquire or a refinancing of the Grace Indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

These capital expenditures will be substantial and could adversely affect our ability to pay distributions or reduce our borrowings or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the Grace Indebtedness. We also we may risk losing a brand license if we do not make hotel brand company-required capital expenditures. See “— Risks Related to the Lodging Industry — The loss of a brand license could adversely affect our financial condition and results of operations.””

The following risk factor is hereby added above the heading “Risks Related to Conflicts of Interest” on page 39 of the Prospectus.

“We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all.

The Pending Acquisitions are scheduled to close in seven separate closings during the third and fourth quarters of 2015 and the first quarter of 2016 subject to certain closing conditions, including, among other things, our entering into replacement franchise agreements for each hotel. There can be no assurance that any condition to the closing of the Pending Acquisitions will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the Pending Acquisitions that would prevent us from completing them, including, without limitation, litigation. Moreover, we have the right to terminate the applicable Pending Acquisitions with respect to 39 of the hotels under certain circumstances that may cause the maximum number of hotels we will purchase, and the corresponding purchase price, to be decreased.

In addition, we anticipate funding the purchase price due at the closings with a combination of proceeds from this offering and mortgage debt financing. We have secured a commitment for up to $450.0 million in Pending Acquisitions Mortgage Debt. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. Our failure to raise sufficient proceeds from this offering or obtain such mortgage financing in the amount required to complete the Pending Acquisitions could cause us to default under the related agreements. See “— Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” There also can be no assurance with respect to whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all.

If, for any reason, the Pending Acquisitions are not, in whole or in part, completed, we may be subject to several risks, including, but not limited to, the following:

•	the requirement that, under certain circumstances, including if the Pending Acquisitions are terminated because we have breached the applicable agreements, we may be required to forfeit all or a part of the $73.1 million in aggregate deposits we made in connection with the Pending Acquisitions;

•	the incurrence of substantial legal, accounting and due diligence costs relating to the Pending Acquisitions that are payable whether or not the Pending Acquisitions are completed; and
•	the focus of our management being directed toward the Pending Acquisitions and integration planning instead of other opportunities that could have been beneficial to us or our ongoing operations at hotels we have already acquired.

If we do not, in whole or in part, complete the Pending Acquisitions, we could be subject to substantial losses, such as loss of our deposits and the incurrence of costs which we may be unable to recover. In addition, failure to realize the expected benefits of the completion of the Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.”

The following risk factor replaces in its entirety the risk factor under the heading “We have incurred substantial indebtedness, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment” on page 61 of the Prospectus.

“We have incurred substantial indebtedness and expect to incur additional substantial indebtedness in connection with the closing of the Pending Acquisitions, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment.

We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. We have obtained a commitment for up to $450.0 million in Pending Acquisitions Mortgage Debt which we expect to incur to pay a portion of the consideration required to complete the Pending Acquisition and to be secured by all 44 hotels to be acquired in the Pending Acquistions. See “Description of Real Estate Investments — Pending Acquisitions — Deutsche Bank Commitment.” Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit. See “— Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

High debt levels may cause us to incur higher interest charges, will result in higher debt service payments and are accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment in our common stock. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property or properties securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. All of our mortgages to date contain cross-collateralization or cross-default provisions, meaning that a default on a single property could affect multiple properties, and any mortgages we enter into in the future may contain cross-collateralization or cross-default provisions. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of our stockholders’ investment.”

The following disclosure replaces in its entirety the heading, first two paragraphs and first bullet point in risk factor under the heading “The incurrence of additional indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition” on page 62 of the Prospectus.

“The incurrence of indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio, the incurrence of additional indebtedness in the Pending Acquisitions and any other indebtedness we may incur may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition.

We funded part of the purchase price of the Grace Portfolio by assuming $903.9 million in the Assumed Grace Indebtedness, incurring $227.0 million in the Additional Grace Mortgage Loan, and issuing of $447.1 million in the Grace Preferred Equity Interests. We have obtained a commitment for the Pending Acquisitions Mortgage Debt in the amount of up to $450.0 million.

Our incurrence of this indebtedness, and any other indebtedness we may incur, and the issuance of the Grace Preferred Equity Interests limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition such as:

•	requiring us to use a substantial portion of our cash flow from operations to service indebtedness and pay distributions on the Grace Preferred Equity Interests;”

The following risk factor replaces in its entirety the risk factor under the heading “Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders” on page 63 of the Prospectus.

“Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations, some of which are contained in the Grace Indebtedness, may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

In addition, the Pending Acquisitions Mortgage Debt is expected to include the following financial covenants: a minimum debt service coverage ratio, a minimum consolidated net worth and a minimum consolidated liquidity. See “Description of Real Estate Investments — Pending Acquisitions — Deutsche Bank Commitments.” The mortgage loans we have, or may in the future enter into, include, and may include, other financial and operating covenants.

These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In the event that we fail to satisfy our covenants, we would be in default under our indebtedness and may be required to repay our indebtedness with capital from other sources. Under such circumstances, other sources of debt or equity capital may not be available to us, or may be available only on unattractive terms.”

The following disclosure is hereby added as the second sentence of the risk factor under the heading “Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders” on page 63 of the Prospectus.

“The Pending Acquisitions Mortgage Debt is also expected bear interest at variable rates.”

The following disclosure is added as the third sentence of the risk factor under the heading “Interest-only and adjustable rate indebtedness may increase our risk of default” on page 63 of the Prospectus.

“The Pending Acquisitions Mortgage Debt is expected to be interest-only for the initial three-year term.”

Business and Market Overview

The following disclosure is hereby added as the final sentence of the “Overview” section beginning on page 82 of the Prospectus.

“We have entered into agreements pursuant to which we expect to acquire the 44 additional hotels in the Pending Portfolios.”

The following disclosure is added as the second sentence in the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — GDP Growth” on page 86 of the Prospectus.

“2014 GDP growth was highlighted by particularly encouraging second and third quarter growth of 4.6% and 5.0%, respectively.”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — GDP Growth” on page 86 of the Prospectus.

“Increase in Household New Worth Household Net Worth ($ in Trillions) — Household net worth increased $19 trillion (29%) from 2012-1Q2015, providing support for increased consumer spending.

Household Net Worth ($ in Trillions)
90
85
80
75
70
65
60
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15

Source: Federal Reserve Bank of St. Louis, March 2015”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — Job Growth” on page 86 of the Prospectus.

“Job Growth —  Monthly job growth has been positive since the fourth quarter of 2010, highlighted by 14 of 15 consecutive months of monthly job growth over 200,000 from March 2014 through May 2015, including 12 consecutive months from March 2014 through February 2015, the longest such streak since 1994.

Source: Federal Reserve Bank of St. Louis, May 2015”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Rising Consumer Confidence” on page 87 of the Prospectus.

“

Source: University of Michigan”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Expansion of Both the Manufacturing and Non-Manufacturing Sectors

Service industries in the U.S. expanded at the fastest pace in four years in 2014, and expanded for 29 consecutive months through May 2015.

U.S. Manufacturing Indices
70
65
60
55
50
45
40
35
30
Above 50 = Expansion
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15
May-15
ISM Manufacturing PMI
ISM Non-Manufacturing BAI

Source: Federal Reserve Bank of St. Louis”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Lodging Benefits from Declining Oil

Plummeting oil prices are putting downward pressure on travel prices inflation, particularly in the transportation segments; the cost of air travel, ground transportation and rental cars are all expected to decline in 2015. Lodging, which has been fueled by demand, is the only segment of the industry where prices are projected higher.

Lodging Only Segment of Travel Price Index with Positive 2015 Inflation Expectations

Travel Price Index Components: 2015 Inflation Expecations
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
4.5%
2.4%
0.6%
(4.2%)
(4.7%)
(4.8%)
Lodging
Food
Other
Air
Rental Cars
Ground

Source: Rockport Analytics, Moody’s, DKSA

Households Accruing Significant Savings From Falling Gasoline Prices

The benefits of consumer spending/saving due to falling oil prices were not reflected in 2014 economic data, as gasoline’s price benefits will take time to accumulate. Households are expected to slowly accrue savings from buying the same amount of gasoline as usual while paying slightly less. Given the decline in gasoline prices, analysts have estimated that households will save between $250 – $800 per year.

U.S. Department of Commerce, Wells Fargo Securities

The following disclosure is added under the heading “Business and Market Overview — Industry Overview — Growth in Travel and Lodging Expenditures” on page 91 of the Prospectus.

“Lodging expenditures totaled $182 billion in 2014, representing the #2 source of travel spending.

2014 U.S. Travel Expenditures: $928 Billion

Source: U.S. Travel Association”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Consumer Spending” on page 91 of the Prospectus.

“Consumer Spending

As a result, consumer spending on air transportation and hotels & motels leads all major PCE categories:

Source: Bloomberg”

The following disclosure is added immediately prior to the section entitled “Business and Market Overview — Industry Overview — Historical RevPAR Growth by Segment” on page 93 of the Prospectus.

“

Source: GBTA Foundation, Bureau of Labor Statistics, Rockport Analytics”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Rising Consumer Confidence” beginning on page 91 of the Prospectus.

“Travel industry experts generally see the vacation market trending upward in 2014 and beyond, which bodes well for hotel bookings. The TSI (Traveler Sentiment Index) — an aggregate measurement of Americans’ attitudes toward travel — rose sharply in 2014 and, for the first time since its inception, exceeded the benchmark index measurement from March 2007.

Source: MMGY Global”

The following disclosure is added immediately prior to the section entitled “Business and Market Overview — Industry Overview — Current Positioning of ADR as Percentage of RevPAR Growth Indicates Significant Upside Remaining in Lodging Cycle” on page 95 of the Prospectus.

“Demand-Supply Delta, YTD March 2015

Source: Smith Travel Research”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — ADR as a Percentage of RevPAR Growth, YTD April 2015” on page 95 of the Prospectus.

“

Source: Smith Travel Research”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Few Construction Starts = Low Supply Growth” on page 96 of the Prospectus.

“New hotel rooms under construction in the U.S. remain near historical lows, at roughly 40% below 2007 figures.

Source: Smith Travel Research

Real Rate Shows Further Room to Grow

Inflation-adjusted U.S. ADR remains below 2007 peak levels.

Source: Smith Travel Research”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — Increasing ADR Metrics” on page 97 of the Prospectus.

“

Source: Smith Travel Research and U.S. Bureau of Labor Statistics”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — 2015E Fundamental Drivers (Annual Percent Change)” on page 97 of the Prospectus.

“

Source: PKF Hospitality Research, LLC, Smith Travel Research”

Management

The following disclosure replaces the first two sentences of the first paragraph under the heading “The Property Manager and The Sub-Property Manager” on page 114 of the Prospectus.

“Our property manager and our sub-property manager are each indirectly owned and controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager and directly owns an equity interest of 5% in our property manager.”

The following disclosure replaces the final sentence of the fourth paragraph under the heading “Certain Relationships and Related Transactions” on page 119 of the Prospectus.

“The parent of our sponsor controls both through its indirect ownership of 95% of the membership interests in our property manager and direct ownership of 60% of the membership interests in our sub-property manager. Our chief executive officer directly owns the other 5% of the membership interests in our property manager.”

Principal Stockholders

The following disclosure replaces the first sentence of the third paragraph under the heading “Conflicts of Interest — Our Sponsor and its Affiliates” on page 137 of the Prospectus.

“RCAP, an entity under common control with the parent of our sponsor, has assembled a retail advice platform consisting of the Cetera Financial Group, Summit Brokerage, Investors Capital, First Allied, The Legend Group, Girard Securities, VSR Financial and J.P. Turner & Company.”

Investment Objectives and Criteria

The following disclosure replaces the third paragraph under the heading “Borrowing Policies” on page 152 of the Prospectus in its entirety.

“Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces the third sentence of the eighth paragraph under the heading “Liquidity and Capital Resources” on page 173 of the Prospectus in its entirety.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit.”

Description of Real Estate Investments

The following disclosure is hereby added immediately before the section “Franchise Agreements” on page 189 of the Prospectus.

“Pending Acquisitions

During June 2015, as described in more detail below, we entered into the Pending Acquisitions pursuant to which we may acquire up to 44 additional hotels in three portfolios through seven separate closings if certain conditions are met. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all.”

Summit Portfolio

On June 2, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into two separate agreements, which we refer to, respectively, as the First Summit Agreement and the Second Summit Agreement, and, collectively, as the Summit Agreements, to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guestrooms, or the Summit Portfolio, from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., or, collectively, the Summit Sellers. On July 15, 2015, we entered into an amendment to each of the Summit Agreements to extend the end of the due diligence period described below from July 15, 2015 to July 21, 2015 and to change the timing of the additional earnest money deposits.

The Summit Sellers do not have any material relationship with us or our subsidiaries, other than through the Summit Agreements and other related contracts to be entered into upon closing of the transaction described in the Summit Agreements.

The 26 hotels are expected to be purchased in three separate closings, each of which we refer to as a Summit Closing, which are scheduled to occur in the third quarter of 2015 (10 hotels pursuant to the First Summit Agreement), the fourth quarter of 2015 (10 hotels pursuant to the Second Summit Agreement) and the first quarter of 2016 (six hotels pursuant to the First Summit Agreement). Although we have entered into the Summit Agreements relating to the acquisition of the Summit Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the hotels in the Summit Portfolio. We have certain rights to postpone each of the Summit Closings.

The hotels in the Summit Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

The following table lists the 26 hotels in the Summit Portfolio as well as information for the periods presented with respect to their average occupancy rate, average daily rate, or ADR, and revenue per available room, or RevPAR.

			Average Occupancy Courtyard Rate					ADR					RevPAR
Hotel Name	Location	# of Rooms	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hotels to be purchased at first Summit Closing (scheduled closing in the third quarter of 2015):
Hampton Inn - Medford	Medford, OR	75	70.6%	71.6%	71.2%	71.2%	80.0%	$101.02	$102.77	$106.78	$110.48	$117.45	$71.29	$73.56	$76.03	$78.68	$93.95
DoubleTree - Baton Rouge	Baton Rouge, LA	127	70.6%	51.4%	76.9%	73.5%	78.5%	$82.86	$84.18	$107.36	$110.98	$114.52	$58.46	$43.23	$82.54	$81.62	$89.86
Fairfield Inn & Suites - Baton Rouge	Baton Rouge, LA	78	55.9%	60.2%	68.2%	64.4%	69.5%	$81.17	$77.63	$82.16	$83.88	$88.35	$45.39	$46.74	$56.07	$54.06	$61.41
Springhill Suites - Baton Rouge	Baton Rouge, LA	78	59.5%	65.4%	73.1%	65.7%	73.9%	$86.67	$82.82	$88.77	$87.54	$93.48	$51.59	$54.14	$64.90	$57.50	$69.13
TownePlace Suites - Baton Rouge	Baton Rouge, LA	90	69.2%	78.4%	81.4%	69.7%	74.8%	$74.82	$72.41	$76.62	$74.26	$82.87	$51.78	$56.74	$62.34	$51.75	$61.98
Hampton Inn & Suites - El Paso	El Paso, TX	139	80.9%	81.8%	73.9%	78.6%	83.0%	$110.60	$108.69	$107.64	$109.16	$115.10	$89.53	$88.92	$79.58	$85.84	$95.52
Hampton Inn - Ft. Wayne	Wayne, IN	118	60.5%	57.8%	58.5%	64.2%	68.7%	$91.31	$91.76	$90.74	$95.40	$98.58	$55.28	$53.05	$53.11	$61.22	$67.70
Residence Inn - Ft. Wayne	Ft. Wayne, IN	109	66.2%	74.4%	79.3%	74.4%	70.0%	$93.82	$91.02	$90.74	$95.96	$100.17	$62.11	$67.70	$71.99	$71.37	$70.14
Courtyard - Flagstaff	Flagstaff, AZ	164	63.7%	71.5%	74.8%	77.7%	77.9%	$89.61	$94.11	$100.70	$107.26	$114.36	$57.08	$67.31	$75.34	$83.33	$89.14
Springhill Suites - Flagstaff	Flagstaff, AZ	112	67.0%	71.2%	73.7%	76.9%	79.4%	$89.86	$92.73	$99.82	$105.72	$111.30	$60.22	$66.02	$73.56	$81.28	$88.41
Hotels to be purchased at second Summit Closing (scheduled closing in the fourth quarter of 2015):
Residence Inn - Ridgeland	Jackson, MS	100	79.3%	82.1%	85.4%	83.1%	77.5%	$99.97	$103.69	$107.81	$111.88	$106.19	$79.31	$85.13	$92.11	$92.94	$82.32
Holiday Inn Express - Vernon Hills	Vernon Hills, IL	119	56.4%	58.9%	58.9%	60.7%	59.9%	$79.75	$80.75	$88.26	$91.90	$93.92	$44.94	$47.59	$52.00	$55.77	$56.28
Courtyard - Germantown	Germantown, TN	93	65.0%	62.1%	66.1%	67.8%	75.8%	$92.40	$93.97	$100.37	$100.35	$106.86	$60.06	$58.35	$66.30	$68.02	$81.00
Courtyard - Jackson	Jackson, MS	117	67.1%	59.9%	70.1%	74.2%	69.0%	$92.71	$93.49	$100.04	$103.55	$97.54	$62.25	$56.02	$70.09	$76.85	$67.34
Fairfield Inn & Suites - Germantown	Germantown, TN	80	54.3%	58.5%	62.3%	52.6%	75.9%	$75.64	$72.59	$76.70	$78.53	$85.07	$41.07	$42.45	$47.76	$41.32	$64.61
Residence Inn - Germantown	Germantown, TN	78	64.5%	65.2%	68.4%	67.5%	77.4%	$97.34	$96.56	$96.48	$94.63	$106.41	$62.80	$63.00	$65.96	$63.89	$82.40
Aloft - Jacksonville	Jacksonville, FL	136	64.7%	70.2%	72.5%	71.8%	68.3%	$62.33	$63.06	$62.78	$65.98	$76.61	$40.34	$44.26	$45.53	$47.39	$52.32

			Average Occupancy Courtyard Rate					ADR					RevPAR
Hotel Name	Location	# of Rooms	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Staybridge Suites - Ridgeland	Ridgeland, MS	92	64.3%	65.4%	82.5%	68.4%	81.2%	$86.89	$87.29	$81.24	$94.59	$91.42	$55.91	$57.11	$67.06	$64.73	$74.27
Homewood Suites - Ridgeland	Ridgeland, MS	91	—	73.9%	72.0%	82.5%	84.7%	—	$96.51	$99.21	$100.72	$100.70	—	$71.30	$71.46	$83.09	$85.26
Courtyard - El Paso	El Paso, TX	90	—	72.8%	74.8%	77.9%	77.1%	—	$116.09	$110.57	$111.71	$117.70	—	$84.54	$82.72	$87.01	$90.78
Hotels to be purchased at third Summit Closing (scheduled closing in the first quarter of 2016):
Fairfield Inn & Suites - Spokane	Spokane, WA	84	66.6%	58.3%	72.7%	72.2%	76.3%	$106.40	$104.26	$109.47	$112.58	$116.34	$70.90	$60.81	$79.56	$81.29	$88.73
Fairfield Inn & Suites - Denver	Denver, CO	160	69.6%	67.8%	72.2%	78.8%	81.8%	$83.99	$85.58	$84.14	$90.10	$97.85	$58.47	$58.05	$60.71	$70.97	$80.02
SpringHill Suites - Denver	Denver, CO	124	63.3%	67.3%	71.3%	76.5%	80.4%	$96.22	$98.28	$98.26	$96.20	$105.59	$60.91	$66.11	$70.06	$73.59	$84.90
Hampton Inn - Ft. Collins	Ft. Collins, CO	75	60.5%	65.6%	66.1%	60.8%	74.2%	$83.17	$90.93	$94.66	$101.68	$107.85	$50.34	$59.67	$62.58	$61.79	$80.04
Fairfield Inn & Suites - Bellevue	Bellevue, WA	144	60.6%	58.2%	66.0%	69.5%	73.3%	$106.31	$113.15	$124.95	$137.62	$143.99	$64.46	$65.80	$82.51	$95.68	$105.57
Hilton Garden Inn - Ft. Collins	Ft. Collins, CO	120	58.4%	64.7%	70.1%	70.3%	77.9%	$88.45	$92.25	$96.69	$111.33	$120.52	$51.66	$59.70	$67.81	$78.23	$93.93

The aggregate cash purchase price for the Summit Portfolio under the Summit Agreements is approximately $351.4 million, subject to closing prorations and other adjustments. The acquisition of the hotels that are the subject of any particular Summit Closing is not conditioned on the acquisition of the other hotels at that Summit Closing or any other Summit Closing. In addition, we have the right to terminate the applicable Summit Agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel.

On June 5, 2015, we made an initial earnest money deposit of $7.4 million with respect to the First Summit Agreement and $2.6 million with respect to the Second Summit Agreement. On July 21, 2015, we made an additional earnest money deposit of $3.7 million with respect to the First Summit Agreement and $1.3 million with respect to the Second Summit Agreement, and, on July 28, 2015, we made another additional earnest money deposit of approximately $15.0 million with respect to the First Summit Agreement and approximately $5.2 million with respect to the Second Summit Agreement. These additional deposits, together with the initial deposits, will be credited toward the purchase price at the Summit Closings. These deposits were funded with proceeds from this offering. We anticipate funding the remainder of the purchase price at the Summit Closings with a combination of proceeds from this offering and mortgage debt financing. We have secured a commitment for the Pending Acquisitions Mortgage Debt. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. There can be no assurance that we will be able to raise sufficient proceeds from this offering or obtain such mortgage financing in the amount required to complete the acquisition of the Summit Portfolio. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Our failure to raise proceeds from this offering at our expected rate could cause us to have insufficient funds to complete the Pending Acquisitions and cause us to default under the related agreements.”

Pursuant to the terms of the Summit Agreements, our obligation to consummate any Summit Closing is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with respect to each hotel must be entered into by us. We expect to enter into new long-term franchise agreements for each hotel.

We retain the right to terminate the Summit Agreements and obtain a refund of all previously paid deposits if the aggregate estimated cost for the PIPs required by the franchisors exceeds an amount agreed to by us and the Summit Sellers pursuant to the Summit Agreements, and the Summit Sellers do not elect to pay such excess.

The Summit Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Summit Portfolio, we expect to pay our advisor approximately $5.3 million in acquisition fees as well as a portion of the financing coordination fee to be paid with respect to the Pending Acquisitions Mortgage Debt.

For each hotel in the Summit Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which we expect will in turn retain our sub-property manager to be responsible for managing each of the hotel properties in the Summit Portfolio.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the relevant Summit Closing. See “ —  Franchise Agreements.””

Wheelock Portfolio

On June 2, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into an Agreement for Sale and Purchase, or the Wheelock Agreement, with affiliates of Wheelock Real Estate Fund, L.P., or, collectively, the Wheelock Sellers, pursuant to which one or more of our subsidiaries will acquire the fee simple interests held by the Wheelock Sellers in five Marriott-branded hotels containing an aggregate of 565 guestrooms, or the Wheelock Portfolio, for an aggregate cash purchase price of $92.5 million, subject to adjustments and prorations at closing.

The Wheelock Sellers do not have any material relationship with us or our subsidiaries, other than through the Wheelock Agreement and other related contracts to be entered into upon closing of the transaction described in the Wheelock Agreement.

We currently anticipate closing this transaction during the fourth quarter of 2015. Although we have entered into the Wheelock Agreement relating to the acquisition of the Wheelock Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the hotels in the Wheelock Portfolio. We have certain rights to postpone the closing of the acquisition of the Wheelock Portfolio.

The hotels in the Wheelock Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

The following table lists the five hotels in the Wheelock Portfolio as well as information for the periods presented with respect to their average occupancy rate, average daily rate, or ADR, and revenue per available room, or RevPAR.

			Average Occupancy Rate					ADR					RevPAR
Hotel Name	Location	# of Rooms	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Fairfield Inn & Suites Nashville at Opryland	Nashville, TN	109	55.2%	58.7%	60.8%	68.2%	73.9%	$88.03	$95.42	$102.34	$108.91	$120.23	$48.58	$56.02	$62.21	$74.31	$88.81
Courtyard Nashville at Opryland	Nashville, TN	94	51.5%	56.4%	57.5%	67.5%	71.0%	$103.98	$113.41	$123.04	$127.79	$141.03	$53.54	$63.93	$70.76	$86.26	$100.13
Courtyard College Station	College Station, TX	125	57.1%	58.5%	58.3%	65.6%	73.3%	$103.61	$106.62	$109.61	$113.68	$121.31	$59.14	$62.36	$63.86	$74.56	$88.87
Courtyard Austin Round Rock	Austin, TX	113	52.6%	52.3%	55.5%	64.4%	59.8%	$95.79	$94.97	$97.81	$98.06	$103.29	$50.38	$49.64	$54.33	$63.13	$61.76
SpringHill Suites Cincinnati North/Forest Park	Cincinnati, OH	124	33.6%	49.0%	53.0%	57.4%	58.6%	$89.27	$84.64	$87.78	$86.63	$88.30	$30.01	$41.43	$46.57	$49.70	$51.78

On June 5, 2015, we made an initial earnest money deposit of $3.0 million. On July 15, 2015, we made an additional earnest money deposit of $5.0 million which, together with the initial deposit, will be credited toward the purchase price at the closing.

These deposits were funded with proceeds from this offering. We anticipate funding the remainder of the purchase price at closing with a combination of proceeds from this offering and mortgage debt financing. We have secured a commitment for the Pending Acquisitions Mortgage Debt. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. There can be no assurance that we will be able to raise sufficient proceeds from this offering or obtain such mortgage financing in the amount required to complete the acquisition of the Wheelock Portfolio. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Our failure to raise proceeds from this offering at our expected rate could cause us to have insufficient funds to complete the Pending Acquisitions and cause us to default under the related agreements.”

Pursuant to the terms of the Wheelock Agreement, our obligation to consummate the acquisition of the Wheelock Portfolio is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with Marriott International, Inc. with respect to each hotel must be entered into by us. We expect to enter into new long-term franchise agreements for each hotel.

The Wheelock Agreement also contains customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Wheelock Portfolio, we expect to pay our advisor approximately $1.4 million in acquisition fees as well as a portion of the financing coordination fee to be paid with respect to the Pending Acquisitions Mortgage Debt.

For each hotel in the Wheelock Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which we expect will in turn retain our sub-property manager to be responsible for managing each of the hotel properties in the Wheelock Portfolio.

For their services under these hotel management agreements, our property manager and our sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation —  Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the closing. See “— Franchise Agreements.”

Noble Portfolio

On June 15, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into 13 separate but substantially identical hotel purchase and sale agreements, which we refer to, collectively, as the PSAs, to purchase the fee simple interests in an aggregate portfolio of 13 hotels containing an aggregate of 1,913 guestrooms, or the Noble Portfolio, from affiliates of Noble Investment Group, LLC, who we refer to collectively as the Noble Sellers. Concurrently, we entered into a side letter with the Noble Sellers, which we refer to as the Side Letter and, together with the PSAs, the Noble Agreements.

The Noble Sellers do not have any material relationship with us or our subsidiaries, other than through the Noble Agreements and other related contracts to be entered into upon closing of the transactions described in the Noble Agreements.

The 13 hotels are expected to be purchased in three separate closings, each of which we refer to as a Noble Closing, two of which are scheduled to occur in the fourth quarter of 2015 (four hotels in November and six hotels in December), and the third of which is scheduled to occur in the first quarter of 2016 (three hotels). Although we have entered into the Noble Agreements relating to the acquisition of the Noble Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the hotels in the Noble Portfolio. We have certain rights to postpone the second and third Noble Closings.

The hotels in the Noble Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required.

See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

The following table lists the 13 hotels in the Noble Portfolio as well as information for the periods presented with respect to their average occupancy rate, ADR and RevPAR.

			Average Occupancy Rate					ADR					RevPAR
Hotel Name	Location	# of Rooms	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hotels to be purchased at first Noble Closing (scheduled closing in November 2015):
Hyatt Place Chicago/ Schaumburg	Schaumburg, IL	127	76.7%	79.7%	83.3%	82.5%	76.9%	$81.84	$87.36	$92.96	$95.89	$98.64	$62.80	$69.63	$77.42	$79.15	$75.83
Courtyard Columbus Downtown	Columbus, OH	150	67.6%	67.2%	68.5%	58.9%	67.3%	$110.30	$120.82	$127.96	$124.74	$129.28	$74.57	$81.15	$87.67	$73.51	$86.94
Hilton Garden Inn Monterey	Monterey, CA	204	74.6%	75.5%	75.3%	74.2%	83.2%	$148.74	$144.19	$159.77	$145.61	$151.90	$110.93	$108.85	$120.30	$108.01	$126.31
Hyatt House Cobb Galleria	Atlanta, GA	149	—	—	—	56.2%	78.5%	—	—	—	$100.13	$112.56	—	—	—	$56.28	$88.32
Hotels to be purchased at second Noble Closing (scheduled closing in December 2015):
Hilton Birmingham Perimeter Park	Birmingham, AL	205	58.2%	62.7%	57.6%	59.8%	58.0%	$111.55	$111.02	$116.64	$117.00	$118.17	$64.95	$69.59	$67.15	$70.02	$68.57
Hyatt Place Princeton	Princeton, NJ	122	75.8%	77.5%	76.5%	75.6%	74.2%	$121.65	$127.09	$131.79	$134.42	$135.51	$92.19	$98.46	$100.78	$101.68	$100.61
Hyatt Place Atlanta Perimeter Center	Atlanta, GA	150	80.3%	70.4%	70.4%	74.6%	78.8%	$74.47	$81.53	$86.12	$88.82	$99.33	$59.80	$57.36	$60.67	$66.24	$78.23
Hyatt Place Fort Worth/Cityview	Forth Worth, TX	127	76.9%	74.9%	70.3%	79.2%	75.2%	$96.50	$96.56	$96.83	$96.62	$100.31	$74.21	$72.32	$68.04	$76.51	$75.40
Hyatt Place Fort Worth/Hurst	Fort Worth, TX	127	68.3%	71.2%	69.7%	78.2%	73.0%	$81.82	$91.99	$92.56	$89.51	$94.24	$55.88	$65.50	$64.52	$69.99	$68.77
Hyatt Place Minneapolis/Eden Prairie	Eden Prairie, MN	126	72.6%	74.9%	69.3%	71.5%	74.5%	$94.27	$100.38	$103.27	$106.46	$113.52	$68.44	$75.19	$71.58	$76.16	$84.59
Hotels to be purchased at third Noble Closing (scheduled closing in March 2016):
Hyatt Place Fair Lawn/Paramus	Fair Lawn, NJ	143	76.6%	77.9%	73.9%	66.9%	70.7%	$104.23	$111.91	$118.48	$126.02	$136.27	$79.84	$87.14	$87.57	$84.27	$96.32
Hyatt House Boston Waltham	Waltham, MA	135	82.0%	85.6%	79.4%	79.0%	80.5%	$117.07	$130.21	$140.00	$147.45	$161.48	$96.00	$111.44	$111.23	$116.44	$129.92
Hilton Garden Inn Boston Waltham	Waltham, MA	148	75.8%	75.1%	77.9%	72.5%	78.4%	$102.51	$112.70	$129.86	$147.00	$158.92	$77.69	$84.66	$101.13	$106.60	$124.64

The aggregate cash purchase price for the Noble Portfolio under the Noble Agreements is $300 million, subject to closing prorations and other adjustments. Pursuant to the terms of the Noble Agreements, our obligation to consummate any Noble Closing is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with respect to each hotel must be entered into by us. We expect to enter into new long-term franchise agreements for each hotel.

On June 18, 2015, we made an initial earnest money deposit of $15 million. On July 17, 2015, we made an additional earnest money deposit of $15 million which, together with the initial deposit, will be credited toward the purchase price at the Noble Closings. We and the Noble Sellers have customary termination rights under the PSAs that could cause one or more of the Noble Closings not to occur, including termination rights arising due to the failure of either party to perform their respective obligations or the failure of the franchise agreement condition or other closing conditions to be satisfied. There are also certain circumstances that could give rise to a right to terminate any of the PSAs on an individual basis, such as certain title issues or material casualties or condemnations involving the particular hotel subject to that PSA. Accordingly, there can be no assurance that all 13 hotels or any of them will be purchased on the terms described above or at all.

The initial deposits were funded with proceeds from this offering. We anticipate funding the additional deposits with proceeds from this offering and the remainder of the purchase price at the Noble Closings with a combination of proceeds from this offering and mortgage debt financing. We have secured a commitment for the Pending Acquisitions Mortgage Debt. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require. There can be no assurance that we will be able to raise sufficient proceeds from this offering or obtain such mortgage financing in the amount required to complete the acquisition of the Noble Portfolio.

The Noble Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Noble Portfolio, we expect to pay our advisor approximately $4.5 million in acquisition fees as well as a portion of the financing coordination fee to be paid with respect to the Pending Acquisitions Mortgage Debt.

For each hotel in the Noble Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which we expect will in turn retain our sub-property manager to be responsible for managing each of the hotel properties in the Noble Portfolio.

For their services under these hotel management agreements, our property manager and our sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation —  Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the closing. See “— Franchise Agreements.”

Deutsche Bank Financing Commitment

In July 2015, we entered into a commitment letter with Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. with respect to the Pending Acquisitions Mortgage Debt. Pursuant to the commitment letter, Deutsche Bank AG New York Branch provided its financing commitment for up to $450.0 million in term loans with a maturity of three years, with two one-year extension options, secured by first mortgages over the fee interests in all 44 hotels in the Pending Portfolios. This commitment is subject to conditions, including satisfactory completion of due diligence and the execution of definitive loan documentation, and there can be no assurance we will be able to borrow the amount that we require, that we will be able to enter into the Pending Acquisitions Mortgage Debt and that all, or any, of the advances thereunder will be funded.

The Pending Acquisitions Mortgage Debt is expected to bear interest at a rate equal to 30-day LIBOR plus a spread of between 2.75% and 3.25% depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the term loans measured periodically.

The Pending Acquisitions Mortgage Debt will be funded on a delayed draw basis in up to ten advances, which may be used to fund closing consideration required to complete the seven separate closings expected to occur pursuant to the terms of the Pending Acquisitions or for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

The Pending Acquisitions Mortgage Debt is expected to include the following financial covenants: minimum debt service coverage ratio, minimum consolidated net worth and minimum consolidated liquidity. See “Risk Factors — Risks Related to Debt Financing — Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders.”

We expect to fund up to 65% of the purchase price of the Pending Acquisitions with proceeds from the Pending Acquisitions Mortgage Debt and the balance of the closing consideration due in connection with the Pending Acquisitions with proceeds from this offering.

In connection with the closing of the acquisition of the Pending Acquisitions and the Pending Acquisitions Mortgage Debt, we expect to pay our advisor approximately $3.4 million in financing coordination fees.”

The following disclosure is hereby added as the final paragraph under the section heading “Barceló Promissory Note” beginning on page 190 of the Prospectus.

“In May 2015, we repaid the Barceló Promissory Note and the related deferred consideration in full.”

Experts

The three paragraphs comprising this section on page 272 of the Prospectus are replaced in their entirety with the following disclosure.

“The combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC at December 31, 2014 and for the year then ended and the consolidated financial statements of W2007 Grace I, LLC and Subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated balance sheet as of December 31, 2014 (successor) and the combined balance sheet as of December 31, 2013 (predecessor) of American Realty Capital Hospitality Trust, Inc. and subsidiaries, and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from March 21, 2014 to December 31, 2014 (successor) and the combined statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2014 to March 20, 2014 (predecessor) and the year ended December 31, 2013 (predecessor), have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.”

Incorporation by Reference

The third paragraph of this section on page 273 of the Prospectus is replaced in its entirety by the following disclosure.

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 31, 2015;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the SEC on May 15, 2015, and Amendment No. 1 thereto filed with the SEC on May 19, 2015;
•	Current Reports on Form 8-K and 8-K/A filed with the SEC on January 7, 2015, February 27, 2015, March 5, 2015, April 16, 2015, June 4, 2015, June 8, 2015, June 19, 2015 and July 13, 2015;

•	Definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2015; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 4, 2015, including any subsequently filed amendments and reports filed for the purpose of updating such description.”

Subscriptions Agreements

The forms of subscription agreement contained in Appendix C-1 and Appendix C-2 of the Prospectus and all prior supplements are hereby replaced with the revised forms of subscription agreement attached to this Supplement No. 4 as Appendix C-1 and Appendix C-2. These revised forms of subscription agreement supersede and replace the forms of subscription agreement contained in the Prospectus and all prior supplements.

APPENDIX C-1

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: _______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________________

Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates.		
***California residents only*:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
***Iowa residents only*:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's aggregate investment in ARC-Hospitality and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

C-1-4

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

C-1-5

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________

Exemption from FATCA reporting code (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [(1)]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [(2)]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [(1)]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [(1)]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [(3)]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor [(4)]

For this type of account:	Give the EIN of:
7. Disregarded entity not owned by an individual	The owner [(3)]
8. A valid trust, estate, or pension trust	The legal entity [(5)]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-8

EFFECTIVE JULY 28, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box __________

Mailing Address __________

City, State, Zip __________

Business Phone # (Required) __________

Fax Phone # __________

E-mail Address __________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) __________

Representative # __________

Registered Representative or Advisor [I.A.] Address or P.O. Box __________

City, State, Zip __________

Business Phone # (Required) __________

Fax Phone # __________

E-mail Address __________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) __________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) __________

Date __________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) __________

Date __________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2a. of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2b. of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

C-1-9

APPENDIX C-2

ARC Global II	ARC HT III	RFT	Grocery Center REIT II	ARC Hospitality	AERP	RPT

VERSION 29

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES AND/OR COMMON UNITS OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

7

C-2-1

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AERP and its affiliates, as well as AERP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

*** *Please consult with your financial advisor and check one of the options pertaining to the class of shares you intend to purchase. The prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.*

Investment		Investment Amount
☐ **American Realty Capital Global Trust II, Inc. ("ARC-Global II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Realty Finance Trust, Inc. ("RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners – Energy Recovery Program, LP ("AERP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **RREEF Property Trust, Inc. ("RPT ")** ▸ State in which sale was made: ______	☐ Initial Investment***: ☐ *Class A Shares (or)* ☐ *Class B Shares* ☐ Additional Investment Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

☐ **Volume Discount:** To be completed by purchaser after discussion with broker-dealer.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-Global II, ARC-HT III** ***(except ARC-HT III investors in PA if escrow in state not broken)*****, RFT, Grocery Center REIT II, ARC Hospitality, AERP** ***(except AERP investors in PA if escrow in state not broken)*****, and RPT** ***(except RPT investors in PA if escrow in state not broken)*** **make checks payable to the respective offering:** American Realty Capital Global Trust II, Inc., (or) American Realty Capital Healthcare III, Inc. (or) Realty Finance Trust, Inc. (or) Phillips Edison - Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Energy Capital Partners – Energy Recovery Program, LP (or) RREEF Property Trust, Inc.
  - **For ARC-HT III investors in PA, make checks payable to:** UMB Bank, N.A., Escrow Agent for American Realty Capital Healthcare Trust III, Inc.
  - **For AERP investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, N.A., Escrow Agent for American Energy Capital Partners – Energy Recovery Program, LP
  - **For RPT investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, N.A., Escrow Agent for RREEF Property Trust, Inc.

C-2-2

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) **Transfer on Death (TOD):** *Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Community Property –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include LLC Operating Agreement, LLC Resolution, Articles of Incorporation, Corporate Resolution, Partnership Agreement, Partnership Certification of Powers or Certificate of Limited Partnership as applicable.*

☐ C Corp ☐ S Corp

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______________________________

Include a copy of the court appointment or other documents authorizing to act on behalf of estate.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust documents or Trust Certification form required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Non-Profit Organization**

☐ **Other** (Specify) – ______________________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **Simple IRA**

☐ **Beneficial IRA –**

Decedent's Name ____________________________

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-3

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

Date of Agreement *(for trusts only)* ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

AS APPLICABLE TO CERTAIN OFFERINGS:
CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

C-2-4

4a **IMPORTANT:** Investor Information is required. Must be completed by all RPT investors.

Note: For RPT investors only.

Individual or Joint Account *(RPT Only)*

Name of Primary Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

US Residential Address (No P.O. Boxes) ______

City, State, Zip ______

Mailing Address (If Different) ______

City, State, Zip ______

Daytime Phone Number: ______

Email Address: ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ______

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation: ______

Name of Employer: ______

Address of Employer: ______

City, State, Zip ______

If you checked Not Employed or Retired, please provide source of income: ______

Please attach a separate sheet with the above information for each additional owner.

Entity Account *(RPT Only)*

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select One: ☐ **Yes** ☐ **No**

If yes, please explain: ______

______

Name of Legal Entity: ______

Social Security Number OR Tax ID Number: ______

Street Address of Legal Entity (P.O. Box not acceptable) ______

City, State, Zip ______

Mailing Address (If Different) ______

City, State, Zip ______

Daytime Phone Number: ______

Email Address: ______

Date of Trust Agreement (for trusts only) ______

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-5

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares, including failure to meet the applicable suitability standards, as applicable to each Issuer.*

3 *I/we authorize American Realty Capital Global Trust II, Inc., American Realty Capital Healthcare Trust III, Inc., Realty Finance Trust, Inc., Phillips Edison - Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Energy Capital Partners – Energy Recovery Program, LP, or RREEF Property Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust III, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - Grocery Center REIT II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-6

5 *Continued*

4 *For RPT Investors Only:* *If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 and/or 4. IRA accounts may not direct distributions without the custodian's approval.*

Distributions

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

- *I hereby subscribe for Common Units of American Energy Capital Partners – Energy Recovery Program, LP and elect the distribution option indicated below:*

☐ **Mail Check** to the address of record

☐ **Credit Distribution** *to my IRA or Other Custodian Account*

☐ **Cash/Direct Deposit**[3] *(Please attach a preprinted voided check (Non-Custodian Investors only) - I authorize American Energy Capital Partners – Energy Recovery Program, LP or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify American Energy Capital Partners – Energy Recovery Program, LP in writing to cancel it. If American Energy Capital Partners – Energy Recovery Program, LP deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)*

RREEF PROPERTY TRUST, INC.

- *I hereby subscribe for Shares of RREEF Property Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3,4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution __________

Mailing Address __________

City, State, Zip __________

Account # __________

Bank's ABA/Routing # __________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-7

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of shareholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of shareholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust II, Inc.** ☐ **American Realty Capital Healthcare Trust III, Inc.** ☐ **Realty Finance Trust, Inc.**

☐ **Phillips Edison - Grocery Center REIT II, Inc.** ☐ **American Realty Capital Hospitality Trust, Inc.** ☐ **RREEF Property Trust, Inc.**

☐ **American Energy Capital Partners – Energy Recovery Program, LP**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at *www.adobe.com*. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-9

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-Global II and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-Global II for a Pennsylvania investor is 10% of his or her net worth.		

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-HT III for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC-HT III for this offering with the Missouri Securities Division.

C-2-10

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only *(Continued)***:**		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-HT III and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC-HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-HT III for a Pennsylvania investor is 10% of his or her net worth. ARC-HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC-HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC-HT III offering.		

For Realty Finance Trust, Inc. ("RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a net worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-11

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Realty Finance Trust, Inc. ("RFT") Investors Only *(Continued)*:		
***Maine residents only*:** The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.		
***Missouri residents only*:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.		
***New Mexico residents only*:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***North Dakota residents only*:** North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan and Pennsylvania residents only*:** A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.

C-2-12

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-13

6 *Continued*

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners – Energy Recovery Program, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners – Energy Recovery Program, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Arizona residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in AERP and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico residents only: I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.

C-2-14

6 Continued

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only *(Continued)***:**		
AERP NOT EFFECTIVE IN STATE ***Ohio residents only:*** It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in AERP does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		

RREEF Property Trust, Inc. ("RPT") Investors Only:		
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.		
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.		
I/we am/are purchasing the shares for the account referenced above.		
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

C-2-15

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-16

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a shareholder with respect to subscription proceeds held in escrow, the shareholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name   Date

6b FOR AERP INVESTORS ONLY.

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________________

Co-Owner Signature (if applicable) ______________________________

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-17

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the EIN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) *List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.*
(2) *Circle the minor's name and furnish the minor's SSN.*
(3) *You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
(4) ***Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
(5) *List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-18

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-19

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **For RPT Investors Only:** Class A Shares are being purchased net of up front commissions.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-20

VERSION 29: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC-HT III; AERP; RPT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Global Trust II, Inc.
c/o American National Stock Transfer, LLC
430 W 7th St, Kansas City, MO 64105-1407

American Realty Capital Healthcare Trust III, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

Realty Finance Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

Phillips Edison - Grocery Center REIT II, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

American Energy Capital Partners – Energy Recovery Program, LP
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

RREEF Property Trust, Inc. (For Regular Mail)
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731

RREEF Property Trust, Inc. (For Overnight Mail)
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th St.
Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-HT III and AERP:

- **ARC-HT III investors in PA, and AERP investors in PA, before escrow requirements met, mail to:**

American Realty Capital Healthcare Trust III, Inc.
c/o UMB Bank, N.A., as Escrow Agent
Attn: Lara L Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

American Energy Capital Partners – Energy Recovery Program, LP
c/o UMB Bank, N.A., as Escrow Agent
Attn: Lara L Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

- **For RPT investors in PA, before escrow requirements met mail to:**

RREEF Property Trust, Inc.
c/o UMB Bank, N.A., as Escrow Agent
Attn: Lara L Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

For RPT only:
Investment Processing Dept
c/o DST Systems
430 W. 7th St., Kansas City, MO 64105-1407
Phone: (888) 2923178

C-2-21